Exhibit 4.13


                           AMENDMENT NUMBER FOUR
                                    TO THE
              RITE AID 401(K) DISTRIBUTION EMPLOYEES SAVINGS PLAN

               (Amended and Restated Effective January 1, 2001)

         WHEREAS, Rite Aid Corporation (the "Corporation") has the authority under the Rite Aid 401(k) Distribution Employees Savings Plan (the "Plan") to amend the Plan in any respect at any time; and

         WHEREAS, the Plan was completely amended and restated effective January 1, 2001; and

         WHEREAS, the Corporation now wishes to amend the Plan, effective as of January 1, 2003, to (i) eliminate after-tax contributions under the Plan, except as provided for purposes of correcting excess contributions, (ii) eliminate the suspension period on employee contributions after a distribution due to hardship, and (iii) eliminate the plan administrator's discretion in determining what constitutes financial hardship for a hardship distribution.

         NOW, THEREFORE, the Plan is hereby amended, effective as of the dates set forth below, as follows:

1. The subsection entitled "Voluntary Contributions" of Section 5.1 is hereby amended in its entirety, effective as of the date hereof, to read as follows:

         "Voluntary Contributions.

                  No after-tax contributions ("Voluntary Contributions") are permitted by Participants under the Plan, except to the extent provided under Section 5.7(e)."

2. The first paragraph of Section 5.4 of the Plan is hereby amended in its entirety, effective as of the date hereof, to read as follows:

                  "Salary-Reduction Contributions that have been accumulated through payroll deductions will be paid to the Funding Agent by the Trustee."

3. Section 5.5 of the Plan is hereby amended in its entirety, effective as of the date hereof, to read as follows:

         "5.5     Discontinuance of Salary-Reduction Contributions

                  Upon advance notice in accordance with procedures and in the form and manner prescribed by the Administrator, a Participant may discontinue all, or a portion, of his Salary-Reduction Contributions at any time. He may recommence any Salary-Reduction Contributions at any time upon advance notice in accordance with procedures and in the form and manner prescribed by the Administrator."

4. Subsection 5.8 of the Plan is hereby deleted in its entirety, effective as of the date hereof.

5. Section 7.6 of the Plan is hereby amended, effective as of the date hereof, by deleting the entire subsection entitled "Voluntary Contributions."

6. The last paragraph of the subsection entitled "Salary-Reduction Contributions" of Section 7.6 of the Plan is hereby amended, effective as of January 1, 2003, in its entirety to read as follows:

                  "However, if a Participant receives a hardship distribution, his right to elect a Salary-Reduction Contribution under this Plan and any other plan sponsored by the Employer shall be suspended for 12 months after the receipt of such distribution; provided, for distributions after December 31, 2001, the suspension period shall be a six-month period. Further, the Participant may not elect a Salary-Reduction Contribution for his Taxable Year immediately following the Taxable Year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such Taxable Year less the amount of such Participant's Salary-Reduction Contribution for the Taxable Year of the hardship distribution. Anything herein to the contrary notwithstanding, effective as of January 1, 2003, no such suspension period, or reduction in Salary-Reduction Contributions, shall apply."

7. The definition of "Financial Hardship" in Section 7.6 of the Plan under the subsection entitled "Salary-Reduction Contributions" is hereby amended, effective as of January 1, 2003 by adding the word "or" after paragraph (d), by deleting the ", or" after paragraph (e) and adding a period, and by deleting paragraph (f).

8.       Section 7.6 of the Plan under the subsection entitled
         "Salary-Reduction Contributions" is hereby further amended, effective as of the date hereof, by deleting the second paragraph following the definition of "Financial Hardship."

9. The third sentence of the last paragraph of Section 7.7(a) of the Plan is hereby amended, effective as of the date hereof, to read as follows:

                  "However, to the extent the loan is attributable to the Participant's Salary-Reduction Contributions Account, the Employer's Qualified Matching Contributions Account (if any) or the Employer's Qualified Non-Elective Contributions Account (if any), attachment of security shall not occur until the Participant separates from service."

10. In all other respects, the provisions of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, this Amendment has been executed this 27th day of May, 2003.

                                          RITE AID CORPORATION


                                          By:   /s/ Robert B. Sari
                                             -----------------------------
                                             Name:  Robert B. Sari
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary